EXHIBIT 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the use in Amendment No. 1to Form SB-2/A Registration Statement (File No. 333-122056) under the Securities Act of 1933 of American Ammunition, Inc. (a California corporation) of our Report of Independent Registered Public Accounting Firm dated March 11, 2005 relating to the consolidated balance sheets of American Ammunition, Inc. and Subsidiaries as of December 31, 2004 and 2003 and the related consolidated statements of operations and comprehensive loss, changes in stockholders' equity and cash flows for each of the two years ended December 31, 2004 and 2003, respectively, accompanying the financial statements contained in such Amendment No. 1 to Form SB-2/A Registration Statement Under the Securities Act of 1933, and to the use of our name and the statements with respect to us as appearing under the heading "Experts".



                                                         /s/ S. W. Hatfield, CPA
                                                        ------------------------
                                                             S. W. HATFIELD, CPA


Dallas, Texas
April 6, 2005